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                   MAGNAVISION CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31,1999, 1998 AND 1997

                                                                      Exhibit 21


(21) SUBSIDIARIES OF REGISTRANT

      Magnavision Corporation, a Delaware Corporation

                  Subsidiaries

                        Magnavision, a New Jersey Corporation

                  Wholly owned subsidiaries:

                        Magnavision Private Cable, Inc., a Delaware Corporation

                        Magnavision Wireless Cable, Inc., a Delaware Corporation